Exhibit No. 32

Certification of Steven J. Smith, Chairman and Chief Executive Officer and Andre J. Fernandez, President and Chief Financial Officer of Journal Communications, Inc., pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. s.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chairman and Chief Executive Officer and the President and Chief Financial Officer of Journal Communications, Inc. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 29, 2013 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven J. Smith
Steven J. Smith, Chairman and Chief Executive Officer
March 10, 2014

/s/ Andre J. Fernandez
Andre J. Fernandez, President and Chief Financial Officer
March 10, 2014